                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 10, 2001


                                  PFSWEB, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                     000-28275             75-2837058
         (State or other              (Commission           (I.R.S. Employer
        jurisdiction of               File Number)        Identification Number)
         incorporation)

500 NORTH CENTRAL EXPRESSWAY, PLANO, TX                                  75074
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (972) 881-2900

                                      NONE
          (Former name or former address, if changed since last report)

Item 5. Other Events.

On April 10, 2001, PFSweb, Inc. (the "Company") received a letter from The Nasdaq Stock Market indicating that the Company no longer complies with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5), and that the Company's common stock is, therefore, subject to delisting from The Nasdaq National Market. The Company announced that it has requested a hearing from Nasdaq to appeal the Nasdaq Staff determination.

The Company's hearing request will defer the delisting pending a decision by the Nasdaq Listing Qualifications Panel. Until the Panel reaches its decision, the Company's common stock will remain listed and will continue to trade on the Nasdaq National Market. There can be no assurance as to when the Panel will reach a decision or that such a decision will be favorable to the Company. The Company's common stock will be delisted from The Nasdaq National Market if the appeal is denied. In such event, the Company presently expects to apply to list its common stock on the OTC Bulletin Board or another quotation system or exchange on which the shares of the Company would qualify.

The delisting of the Common Stock could have a material adverse effect on the market price of, and the efficiency of the trading market for, the Common Stock.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PFSweb, Inc.



Dated: April 13, 2001                  By: /s/ THOMAS J. MADDEN
                                           -------------------------------------
                                           Thomas J. Madden
                                           Executive Vice President, Chief
                                                Financial and Accounting Officer